Facility Amount Increase Request

April 9, 2024
To:    KeyBank National Association, as Administrative Agent for the Lenders parties to the Term Credit and Security Agreement dated as of December 20, 2022 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among MC Income Plus Financing SPV II LLC, a Delaware limited liability company, as borrower (together with its permitted successors and assigns, the “Borrower”); Monroe Capital Income Plus Corporation, a Maryland corporation, as the collateral manager (together with its permitted successors and assigns, the “Collateral Manager”); the Lenders from time to time party thereto; KeyBank National Association, as administrative agent (in such capacity, together with its successors and assigns, the “Administrative Agent”); KeyBank National Association, as lead arranger; U.S. Bank Trust Company, National Association, as collateral agent; U.S. Bank National Association, as document custodian; and U.S. Bank Trust Company, National Association, as collateral administrator.
Ladies and Gentlemen:
The Borrower hereby refers to the Credit Agreement and requests that the Administrative Agent consent to an increase in the Facility Amount (the “Facility Amount Increase”), in accordance with Section 2.15 of the Credit Agreement, to be effected by (i) an increase in the Commitments of KeyBank National Association and MidWestOne Bank (each, an “Increasing Lender”) and (ii) the addition of Georgia Banking Company (the “New Lender”) as a Lender under the terms of the Credit Agreement. Capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.
After giving effect to such Facility Amount Increase, the Commitment of (i) KeyBank National Association shall be $138,089,409.98 and the Percentage of such Lender shall be 71.001%, (ii) MidWestOne Bank shall be $15,563,411.47 and the Percentage of such Lender shall be 8.002% and (iii) Georgia Banking Company shall be $10,000,000.00 and the Percentage of such Lender shall be 5.142%.
    1.    The New Lender hereby confirms that it has received a copy of the Facility Documents and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Term Loan thereunder. The New Lender acknowledges and agrees that it has made and will continue to make, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Agreement. The New Lender further acknowledges and agrees that the Administrative Agent has not made any representations or warranties about the credit worthiness of the Borrower or any other party to the Credit Agreement or any other Facility Document or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement or any other Facility Document or the value of any security therefor.

    2.    Except as otherwise provided in the Credit Agreement, effective as of the date of acceptance hereof by the Administrative Agent, the New Lender (i) shall be deemed automatically to have become a party to the Credit Agreement and have all the rights and obligations of a “Lender” under the Credit Agreement as if it were an original signatory thereto and (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement as if it were an original signatory thereto. As a result of the New Lender becoming a party to the Credit Agreement pursuant to this Facility Amount Increase, along with the Increasing Lenders increasing their respective Commitments pursuant to this Facility Amount Increase, Schedule 1 of the Credit Agreement shall be deemed to be amended and restated as follows:

COMMITMENTS AND PERCENTAGES

LENDER	COMMITMENT	PERCENTAGE
KeyBank National Association	$138,089,409.98	71.001%
Optum Bank, Inc.	$15,417,881.99	7.927%
MidWestOne Bank	$15,563,411.47	8.002%
First Foundation Bank	$15,417,881.99	7.927%
Georgia Banking Company	$10,000,000.00	5.142%
	$194,488,585.43	100.000%

    3.    The New Lender shall deliver to the Administrative Agent such information and shall complete such forms as are reasonably requested of the New Lender by the Administrative Agent.

This Agreement shall be deemed to be a contractual obligation under, and shall be governed by and construed in accordance with, the laws of the state of New York.
The Facility Amount Increase shall be effective when the executed consent of the Administrative Agent and each Increasing Lender and the New Lender is received or otherwise in accordance with Section 2.15 of the Credit Agreement, but not in any case prior to April 9, 2024. It shall be a condition to the effectiveness of the Facility Amount Increase that all expenses of the Administrative Agent referred to in Section 2.15 of the Credit Agreement shall have been paid.

The Borrower hereby certifies that (x) no Default or Event of Default has occurred and is continuing and (y) all representations and warranties contained in Article IV of the Credit Agreement are true and correct in all material respects (except for representations and warranties already qualified by materiality or Material Adverse Effect, which shall be true and correct) as of the date hereof.
Please indicate the Administrative Agent’s consent to such Facility Amount Increase by signing the enclosed copy of this letter in the space provided below.

Very truly yours,
MC Income Plus Financing SPV II LLC

By: Monroe Capital Income Plus Corporation, as Designated Manager

By    /s/ Theodore L. Koenig
    Name: Theodore L. Koenig
    Title: Chief Executive Officer and President
KeyBank National Association, as an Increasing Lender
By    /s/ Richard Anderson
    Name Richard Anderson
    Title Senior Vice President

MidWestOne Bank, as an Increasing Lender
By /s/ Nickless Raffensperger
    Name Nickless Raffensperger
    Title SVP

Georgia Banking Company, as a New Lender
By    /s/ David Fischer
    Name David Fischer
    Title Director of Commercial Lending

The undersigned hereby consents on this 9th day of April, 2024 to the above-requested Facility Amount Increase.
KeyBank National Association, as Administrative Agent
By /s/ David Fischer
    Name David Fischer
    Title Director of Commercial Lending